Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Second Quarter Fiscal 2018

Net Revenue of $11.3 Million

--Achieves $0.01 GAAP Earnings per Share --

Irvine, Calif., January 25, 2018 – Lantronix, Inc. (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) assets, today reported results for the second fiscal quarter ended December 31, 2017.

Financial Highlights for Second Quarter of Fiscal 2018

•	Net revenue of $11.3 million
•	Gross profit margin of 55.7%, compared with 51.8% for the second quarter of fiscal 2017
•	GAAP net income of $225,000 or $0.01 per share compared with GAAP net income of $41,000, or $0.00 per share for the second quarter of fiscal 2017
•	Non-GAAP net income of $689,000, compared with non-GAAP income of $444,000 for the second quarter of fiscal 2017, up 55% year over year
•	Cash and cash equivalents increased to $8.4 million
•	8th consecutive quarter of non-GAAP profitability
•	Record sales of Lantronix SLB™ Branch Office Manager contributed to 42% year-over-year growth in IT Management product line

Operational and Product Highlights

•	Most recently, the company was recognized by CRN® in its 2017 Internet of Things 50 list, which recognizes companies whose innovative offerings are helping connect objects, computing devices, infrastructure, data storage and data analytics that will transform our everyday lives.
•	In December, the company announced the launch of its xPico® 200 family of embedded IoT gateways, delivering robust Ethernet, Wi-Fi and Bluetooth connectivity, enterprise-grade security, and integrated manageability features ideal for industrial IoT applications.
•	In November, the company announced that it had reached a favorable settlement in the patent infringement lawsuit filed against Jinan USR IOT Technology, Limited., which enforced Lantronix United States patents covering the XPort® family of Serial-to-Ethernet conversion products.
•	In October, the company announced the launch of MACH10® Global Device Manager, the first product offering based on its MACH10 technology platform. MACH10® Global Device Manager is a ready-to-use industrial IoT application designed to enable OEMs and system integrators to deploy lifecycle management for their connected devices at scale.
•	In October, Lantronix joined the National Association of Software and Service Companies (NASSCOM®), an India-based industry association, to promote the development and deployment of innovative Lantronix end-to-end IoT solutions to the India market.
•	During the quarter, the company received initial orders for SGX™ 5150 IoT Device Gateways from one of its strategic OEM customers in the medical segment to support their initial production ramp

“I am very pleased with our second quarter results and the momentum we carry into the second half of our fiscal year,” said Jeff Benck, Lantronix CEO.  “With revenue above $11 million and continued improvement in gross margins we were able to demonstrate the leverage that exists in our business model by achieving non-GAAP net income of 6% of revenue.”

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the second fiscal quarter ended December 31, 2017. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q2 FY 2018 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through February 1, 2018 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10115345.

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About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

© 2018 Lantronix, Inc. All rights reserved. Lantronix, MACH10, xPico and XPort are registered trademarks, and SGX and SLB are trademarks, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	June 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$8,423	$8,073
Accounts receivable, net	3,962	3,432
Inventories, net	7,061	6,959
Contract manufacturers' receivable	539	476
Prepaid expenses and other current assets	478	440
Total current assets	20,463	19,380
Property and equipment, net	1,113	1,218
Goodwill	9,488	9,488
Other assets	45	46
Total assets	$31,109	$30,132

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,013	$2,717
Accrued payroll and related expenses	2,664	3,084
Warranty reserve	121	125
Other current liabilities	2,708	3,063
Total current liabilities	9,506	8,989
Long-term capital lease obligations	28	59
Other non-current liabilities	355	396
Total liabilities	9,889	9,444

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	211,498	210,550
Accumulated deficit	(190,651)	(190,235)
Accumulated other comprehensive income	371	371
Total stockholders' equity	21,220	20,688
Total liabilities and stockholders' equity	$31,109	$30,132

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net revenue	$11,336	$10,606	$11,222	$21,942	$22,162
Cost of revenue	5,022	5,012	5,410	10,034	10,650
Gross profit	6,314	5,594	5,812	11,908	11,512
Operating expenses:
Selling, general and administrative	4,173	3,986	3,873	8,159	7,715
Research and development	1,874	2,221	1,873	4,095	3,818
Total operating expenses	6,047	6,207	5,746	12,254	11,533
Income (loss) from operations	267	(613)	66	(346)	(21)
Interest expense, net	(5)	(4)	(6)	(9)	(13)
Other income, net	1	1	4	2	1
Income (loss) before income taxes	263	(616)	64	(353)	(33)
Provision for income taxes	38	25	23	63	30
Net income (loss)	$225	$(641)	$41	$(416)	$(63)

Net income (loss) per share (basic)	$0.01	$(0.04)	$0.00	$(0.02)	$(0.00)
Net income (loss) per share (diluted)	$0.01	$(0.04)	$0.00	$(0.02)	$(0.00)

Weighted-average common shares (basic)	18,073	17,867	17,347	17,970	17,300
Weighted-average common shares (diluted)	18,739	17,867	17,703	17,970	17,300

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016

GAAP net income (loss)	$225	$(641)	$41	$(416)	$(63)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	13	13	13	26	24
Depreciation and amortization	53	62	84	115	173
Total adjustments to cost of revenue	66	75	97	141	197
Selling, general and administrative:
Share-based compensation	239	212	162	451	311
Employer portion of withholding taxes on stock grants	3	2	5	5	5
Depreciation and amortization	46	45	56	91	110
Total adjustments to selling, general and administrative	288	259	223	547	426
Research and development:
Share-based compensation	58	47	45	105	86
Employer portion of withholding taxes on stock grants	–	1	–	1	–
Depreciation and amortization	10	10	13	20	21
Total adjustments to research and development	68	58	58	126	107
Severance and related charges	–	527	–	527	–
Total non-GAAP adjustments to operating expenses	356	844	281	1,200	533
Interest expense, net	5	4	6	9	13
Other income, net	(1)	(1)	(4)	(2)	(1)
Provision for income taxes	38	25	23	63	30
Total non-GAAP adjustments	464	947	403	1,411	772
Non-GAAP net income	$689	$306	$444	$995	$709

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
IoT	$7,971	$8,477	$8,304	$16,448	$16,173
IT Management	3,218	1,789	2,265	5,007	4,702
Other	147	340	653	487	1,287
	$11,336	$10,606	$11,222	$21,942	$22,162

	Three Months Ended			Six Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Americas	$6,292	$5,697	$6,453	$11,989	$12,619
EMEA	3,172	3,164	3,122	6,336	6,223
Asia Pacific Japan	1,872	1,745	1,647	3,617	3,320
	$11,336	$10,606	$11,222	$21,942	$22,162

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